Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President
Investor Relations (818) 223-7548

RYLAND REPORTS RESULTS FOR THE FIRST QUARTER OF 2011

CALABASAS, Calif. (April 27, 2011) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended March 31, 2011.  Items of note included:

•                  Net loss was $19.5 million, or $0.44 per diluted share, for the quarter ended March 31, 2011, compared to a net loss of $14.3 million, or $0.33 per diluted share, for the same period in 2010.  The Company had pretax charges that totaled $9.9 million, or $0.22 per share, related to inventory and other valuation adjustments and write-offs for the quarter ended March 31, 2011;

•                  Active communities increased to 218 communities at March 31, 2011, from 207 communities and 177 communities at December 31, 2010 and March 31, 2010, respectively;

•                  Consolidated revenues totaled $174.9 million for the quarter ended March 31, 2011, representing a decrease of 30.2 percent from the quarter ended March 31, 2010;

•                  Housing gross profit margins averaged 15.2 percent, excluding inventory and other valuation adjustments, for the quarter ended March 31, 2011, compared to 14.3 percent for the quarter ended December 31, 2010, and 13.9 percent for the quarter ended March 31, 2010.  Including inventory and other valuation adjustments, housing gross profit margins averaged 13.2 percent for the first quarter of 2011, compared to 12.2 percent for the same period in 2010;

•                  Selling, general and administrative expense totaled 17.3 percent of homebuilding revenues for the first quarter of 2011, including severance charges that totaled $1.8 million, or 1.0 percent of homebuilding revenues, compared to 13.3 percent for the first quarter of 2010.  Selling, general and administrative expense dollars, excluding severance charges, for the quarter ended March 31, 2011, decreased $4.9 million from the same period in the prior year.  An additional $1.1 million of severance charges were included in corporate and financial services;

•                  New orders decreased 17.2 percent to 966 units for the first quarter of 2011 from 1,167 units for the first quarter of 2010 due to an average monthly sales absorption rate of 1.5 homes per community, versus 2.2 homes per community for the same period in the prior year;

•                  Cash, cash equivalents and marketable securities totaled $685.9 million at March 31, 2011; and

•                  Net debt-to-capital ratio was 28.7 percent at March 31, 2011, compared to 22.0 percent at December 31, 2010. (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND FIRST-QUARTER RESULTS

RESULTS FOR THE FIRST QUARTER OF 2011

For the quarter ended March 31, 2011, the Company reported a consolidated net loss of $19.5 million, or $0.44 per diluted share, compared to a consolidated net loss of $14.3 million, or $0.33 per diluted share, for the same period in 2010.  For the quarter ended March 31, 2011, the Company had pretax charges that totaled $9.9 million related to inventory and other valuation adjustments and write-offs, compared to pretax charges that totaled $5.0 million for the quarter ended March 31, 2010.

The homebuilding segments reported a pretax loss of $19.5 million for the first quarter of 2011, compared to a pretax loss of $9.4 million for the same period in 2010.  This increase in loss was primarily due to a rise in inventory and other valuation adjustments and write-offs, reduced closing volume and a higher selling, general and administrative expense ratio, partially offset by a decrease in interest expense.

Homebuilding revenues fell 30.3 percent to $168.6 million for the first quarter of 2011, compared to $241.9 million for the same period in 2010.  This decrease in homebuilding revenues was primarily attributable to a 30.1 percent decline in closings that totaled 688 units for the quarter ended March 31, 2011, compared to 984 units for the same period in the prior year.  For the quarters ended March 31, 2011 and 2010, the average closing price of a home was $245,000.  Homebuilding revenues for the first quarter of 2011 included $191,000 from land sales, which resulted in net pretax earnings of $16,000, compared to homebuilding revenues for the first quarter of 2010 that included $1.1 million from land sales, which resulted in net pretax earnings of $623,000.

New orders of 966 units for the quarter ended March 31, 2011, represented a decrease of 17.2 percent, compared to new orders of 1,167 units for the same period in 2010.  The Company had an average monthly sales absorption rate of 1.5 homes per community for the quarter ended March 31, 2011, versus 2.2 homes per community for the quarter ended March 31, 2010.  For the first quarter of 2011, new order dollars declined 13.7 percent to $238.4 million from $276.1 million for the first quarter of 2010.  At March 31, 2011, backlog decreased 23.5 percent to 1,465 units from 1,915 units at March 31, 2010.  At March 31, 2011, the dollar value of the Company’s backlog was $367.4 million, reflecting a decline of 21.9 percent from March 31, 2010.

Housing gross profit margins averaged 15.2 percent, excluding inventory and other valuation adjustments, for the quarter ended March 31, 2011, compared to 14.3 percent for the quarter ended December 31, 2010, and 13.9 percent for the quarter ended March 31, 2010.  Including inventory and other valuation adjustments, housing gross profit margins averaged 13.2 percent for the first quarter of 2011, compared to 12.2 percent for the first quarter of 2010.  The increase in average housing gross profit margins for the quarter ended March 31, 2011, compared to the quarter ended March 31, 2010, was primarily due to reduced direct construction costs that related to homes closed during the quarter and to the recovery of warranty costs from third parties, partially offset by an increase in land costs that were due, in part, to a change in the mix of homes delivered from various markets closed during the quarter and by lower leverage of direct overhead expenses due to a lower volume of homes delivered. Sales incentives and price concessions totaled 11.6 percent for the first

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RYLAND FIRST-QUARTER RESULTS

quarter of 2011, compared to 11.4 percent for the same period in 2010.  Selling, general and administrative expense totaled 17.3 percent of homebuilding revenues for the first quarter of 2011, compared to 13.3 percent for the first quarter of 2010.  The increase in the selling, general and administrative expense ratio for the first quarter of 2011, compared to the first quarter of 2010, was primarily attributable to lower leverage that resulted from a decline in revenues and to severance charges that totaled $1.8 million primarily related to the Company’s consolidation of its regional homebuilding management group in January 2011, partially offset by other cost-saving initiatives.  Selling, general and administrative expense dollars, excluding severance charges, for the quarter ended March 31, 2011, decreased $4.9 million from the same period in the prior year.  The homebuilding segments recorded $6.3 million of interest expense during the first quarter of 2011, compared to $6.8 million of interest expense during the first quarter of 2010.  This decrease in interest expense was primarily due to more interest incurred being capitalized during the first quarter of 2011, which resulted from a higher level of inventory under development.

Corporate expense was $5.0 million for the quarter ended March 31, 2011, compared to $6.3 million for the same period in 2010.  This decrease in corporate expense was primarily due to lower incentive compensation costs for the first quarter of 2011, partially offset by severance charges, versus the first quarter of 2010.

During the first quarter of 2011, the Company used $52.1 million of cash for operating activities and provided $27.6 million of cash from investing activities and $66,000 of cash from financing activities.

For the quarter ended March 31, 2011, the financial services segment reported pretax earnings of $1.2 million, compared to pretax earnings of $472,000 for the same period in 2010.  This improvement was primarily due to reductions in loan indemnification expense and overhead costs, partially offset by lower origination income due to a 30.6 percent decline in volume and by severance charges.

OVERALL EFFECTIVE TAX RATE

For the quarter ended March 31, 2011, the Company’s effective income tax benefit rate was 10.9 percent due to a noncash charge of $6.1 million for the Company’s deferred tax valuation allowance and to a $2.4 million benefit attributable to the settlement of a previously reserved unrecognized tax benefit. For the quarter ended March 31, 2010, the Company’s effective income tax benefit rate was 0.0 percent due to a noncash charge of $5.0 million for the Company’s deferred tax valuation allowance, which offsets the benefit generated during the quarter.

SUBSEQUENT EVENT – DEBT REPURCHASE

In April 2011, the Company paid $28.2 million to repurchase $27.5 million of its 5.4 percent senior notes due 2015.

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RYLAND FIRST-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 290,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding markets across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, government stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, and changes in government support of and participation in such market;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of homes;

•                  increased prices for labor, land and raw materials used in the production of homes;

•                  increased competition, including continued competition and price pressure from distressed home sales;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                 delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  failure or inability of the Company to realize the expected savings from the corporate reorganization;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended March 31,
	2011	2010
REVENUES
Homebuilding	$168,585	$241,880
Financial services	6,344	8,888
TOTAL REVENUES	174,929	250,768

EXPENSES
Cost of sales	152,679	212,314
Selling, general and administrative	29,083	32,186
Financial services	5,135	8,416
Corporate	4,987	6,253
Interest	6,287	6,814
TOTAL EXPENSES	198,171	265,983

OTHER INCOME
Gain from marketable securities, net	1,308	1,155
Loss related to early retirement of debt, net	-	(237)
TOTAL OTHER INCOME	1,308	918
Loss before taxes	(21,934)	(14,297)
Tax benefit	(2,398)	-
NET LOSS	$(19,536)	$(14,297)

NET LOSS PER COMMON SHARE
Basic	$(0.44)	$(0.33)
Diluted	(0.44)	(0.33)

AVERAGE COMMON SHARES OUTSTANDING
Basic	44,239,441	43,914,130
Diluted	44,239,441	43,914,130

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$202,223	$226,647
Restricted cash	75,315	74,788
Marketable securities, available-for-sale	408,348	437,795
Total cash, cash equivalents and marketable securities	685,886	739,230
Housing inventories
Homes under construction	309,213	275,487
Land under development and improved lots	414,081	401,466
Inventory held-for-sale	19,491	34,159
Consolidated inventory not owned	74,390	88,289
Total housing inventories	817,175	799,401
Property, plant and equipment	19,900	19,506
Other	92,152	94,566
TOTAL ASSETS	1,615,113	1,652,703

LIABILITIES
Accounts payable	60,036	63,384
Accrued and other liabilities	138,392	147,779
Debt	880,046	879,878
TOTAL LIABILITIES	1,078,474	1,091,041

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized–10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized–199,990,000 shares
Issued–44,315,184 shares at March 31, 2011
(44,187,956 shares at December 31, 2010)	44,315	44,188
Retained earnings	435,773	453,801
Accumulated other comprehensive income	1,584	1,867
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	481,672	499,856
NONCONTROLLING INTEREST	54,967	61,806
TOTAL EQUITY	536,639	561,662
TOTAL LIABILITIES AND EQUITY	$1,615,113	$1,652,703

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended March 31,
	2011	2010
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(5,428)	$(3,079)
Southeast	(9,034)	(6,652)
Texas	(3,212)	(119)
West	(1,790)	416
Financial services	1,209	472
Corporate and unallocated	(3,679)	(5,335)
Total	$(21,934)	$(14,297)
NEW ORDERS
Units
North	318	305
Southeast	282	388
Texas	293	330
West	73	144
Total	966	1,167
Dollars (in millions)
North	$86	$79
Southeast	61	82
Texas	71	81
West	20	34
Total	$238	$276
CLOSINGS
Units
North	210	275
Southeast	212	282
Texas	213	266
West	53	161
Total	688	984
Average closing price (in thousands)
North	$264	$277
Southeast	221	233
Texas	238	237
West	292	222
Total	$245	$245
OUTSTANDING CONTRACTS	March 31,
Units	2011	2010
North	445	550
Southeast	426	587
Texas	521	575
West	73	203
Total	1,465	1,915
Dollars (in millions)
North	$125	$149
Southeast	91	130
Texas	131	145
West	20	46
Total	$367	$470
Average price (in thousands)
North	$282	$271
Southeast	214	222
Texas	251	252
West	269	226
Total	$251	$246

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended March 31,
RESULTS OF OPERATIONS	2011	2010
REVENUES
Income from origination and sale of mortgage loans, net	$4,874	$6,922
Title, escrow and insurance	1,345	1,850
Interest and other	125	116
TOTAL REVENUES	6,344	8,888
EXPENSES	5,135	8,416
PRETAX EARNINGS	$1,209	$472

OPERATIONAL DATA

Retail operations:
Originations (units)	517	746
Ryland Homes originations as a
percentage of total originations	100.0%	99.9%
Ryland Homes origination capture rate	80.7%	83.6%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)
(in thousands)	Three months ended March 31,
	2011	2010
Interest incurred	$15,617	$14,170
Interest capitalized during the period	9,329	7,354
Amortization of capitalized interest included in cost of sales	5,974	10,841
Depreciation and amortization	2,662	4,035

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended March 31,
	2011	2010
HOUSING GROSS MARGINS
HOUSING REVENUES	$168,394	$240,800

HOUSING COST OF SALES
Cost of sales	142,871	207,278
Inventory valuation adjustments and write-offs	3,272	4,075
TOTAL HOUSING COST OF SALES	146,143	211,353

GROSS MARGINS	$22,251	$29,447
GROSS MARGIN PERCENTAGE	13.2%	12.2%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$25,523	$33,522
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	15.2%	13.9%

Gross margins on home sales excluding inventory valuation adjustments and write-offs is a non-GAAP financial measure, and is defined by the Company as revenue from home sales less costs of homes sold excluding the Company's inventory valuation adjustments and write-offs recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments and write-offs relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales excluding inventory valuation adjustments and write-offs to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments and write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales excluding inventory valuation adjustments and write-offs helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded